EXHIBIT 99.1

Integer Holdings Corporation Reports Second Quarter 2020 Results

PLANO, Texas, July 30, 2020 (GLOBE NEWSWIRE) -- Integer Holdings Corporation (NYSE:ITGR), a leading medical device outsource manufacturer, today announced results for the three months ended July 3, 2020.  Unless otherwise stated, all results and comparisons are from continuing operations.

Leading through the “new normal” of COVID-19

  COVID-19 safety measures are in place for Integer associates, who continue to deliver critical products that customers and patients rely on every day.
  Integer is treating the current environment as the “new normal” by increasing its agility to respond to changing customer demand and adjusting costs related to the expected temporary volume decline.
  Integer continues to execute its operational strategic imperatives to create long-term value.
  Integer is positioned to continue making strategic investments in capabilities and potential bolt-on acquisitions with ample liquidity and the recent bank covenant amendment.

Second Quarter 2020 Highlights (compared to Second Quarter 2019)

  Sales declined $74 million to $240 million, a decrease of 24%.
  The COVID-19 driven sales decline of 24% was better than the estimated industry decline, as expected.
  GAAP income declined $28 million to $0.4 million, a decrease of 99%.  Non-GAAP adjusted income declined $30 million to $10 million, a decrease of 74%.
  Income declined as variable costs were managed to match lower volumes and infrastructure maintained to support the return of sales post-COVID-19 and continue executing our strategy.
  Adjusted EBITDA declined $42 million to $33 million, a decrease of 56%.
  GAAP diluted EPS declined $0.84 per share to $0.01 per share, a decrease of 99%.  Non-GAAP adjusted diluted EPS decreased $0.91 per share to $0.32 per share, a decrease of 74%.
  Net total debt decreased $33 million from the end of the first quarter 2020 to $770 million.
  Early in the third quarter, the United States Court of Appeals affirmed the $27 million judgment in Integer’s favor in the patent infringement dispute with its competitor.

“I want to recognize the sacrifice our associates have made during the pandemic to continue delivering the products our customers and patients need,” said Joseph Dziedzic, Integer’s president and chief executive officer.  “We have implemented the necessary measures to manage in the new normal while continuing to execute our strategy. Our financial strength, ample liquidity and improved bank covenant cushion, positions us to continue making strategic investments to earn the valuation premium we expect in the long term.”

Discussion of Product Line Second Quarter 2020 Sales (compared to Second Quarter 2019)

  Cardio & Vascular sales decreased 14%. Sales were negatively impacted by the COVID-19 pandemic and a blend of our customers’ responses across nearly all C&V markets, though structural heart continued to grow due to development programs.
  Cardiac & Neuromodulation sales decreased 37%. CRM and Neuromodulation declined commensurate with the market impact and a blend of our customers’ responses.  Additionally, the Nuvectra bankruptcy created a $7 million headwind.
  Advanced Surgical, Orthopedics & Portable Medical includes sales to the acquirer of our AS&O product line, Viant, under supply agreements entered into as part of the divestiture. Sales declined 6% driven by COVID-19 impact and a blend of our customers’ responses, partially offset by increased demand for ventilator and patient monitoring components.
  Electrochem sales declined 48% driven by a severe decline in the energy market and demand fall-out from the COVID-19 pandemic.

Summary of Financial and Product Line Results from Continuing Operations

(dollars in thousands, except per share data)	Three Months Ended
GAAP	July 3, 2020	June 28, 2019	Change	Organic Change(a)
Medical Sales
Cardio & Vascular	$129,084	$150,397	(14.2)%	(15.2)%
Cardiac & Neuromodulation	71,675	114,488	(37.4)%	(37.4)%
Advanced Surgical, Orthopedics & Portable Medical	30,625	32,646	(6.2)%	(6.1)%
Total Medical Sales	231,384	297,531	(22.2)%	(22.8)%
Non-Medical Sales	8,731	16,663	(47.6)%	(47.6)%
Total Sales	$240,115	$314,194	(23.6)%	(24.1)%

Income from continuing operations	$389	$28,222	(98.6)%	(75.5)%
Diluted EPS from continuing operations	$0.01	$0.85	(98.8)%	(75.6)%

	Six Months Ended
GAAP	July 3, 2020	June 28, 2019	Change	Organic Change(a)
Medical Sales
Cardio & Vascular	$308,289	$302,971	1.8%	0.9%
Cardiac & Neuromodulation	179,495	231,399	(22.4)%	(22.4)%
Advanced Surgical, Orthopedics & Portable Medical	61,862	64,234	(3.7)%	(3.6)%
Total Medical Sales	549,646	598,604	(8.2)%	(8.6)%
Non-Medical Sales	18,895	30,266	(37.6)%	(37.6)%
Total Sales	$568,541	$628,870	(9.6)%	(10.0)%

Income from continuing operations	$31,489	$49,588	(36.5)%	(31.1)%
Diluted EPS from continuing operations	$0.95	$1.50	(36.7)%	(31.4)%

(a) Organic Change is a Non-GAAP measure.  Please see “Notes Regarding Non-GAAP Financial Information” for additional information regarding our use of non-GAAP financial measures and refer to Table C and Table D at the end of this release for a reconciliation of these amounts.

	Three Months Ended
Non-GAAP(a)	July 3, 2020	June 28, 2019	Change	Organic Change(b)
Adjusted EBITDA from continuing operations	$33,181	$75,393	(56.0)%	(56.8)%
Adjusted income from continuing operations	$10,485	$40,632	(74.2)%	(75.5)%
Adjusted diluted EPS from continuing operations	$0.32	$1.23	(74.0)%	(75.6)%

	Six Months Ended
Non-GAAP(a)	July 3, 2020	June 28, 2019	YTD Change	Organic Change(b)
Adjusted EBITDA from continuing operations	$103,872	$141,053	(26.4)%	(27.7)%
Adjusted income from continuing operations	$51,769	$73,472	(29.5)%	(31.1)%
Adjusted diluted EPS from continuing operations	$1.56	$2.23	(30.0)%	(31.4)%

(a) Refer to Tables A and B at the end of this release for reconciliations of adjusted amounts to the closest corresponding GAAP financial measures.

(b) Organic Change for Adjusted EBITDA from continuing operations, Adjusted income from continuing operations, and Adjusted diluted EPS from continuing operations are Non-GAAP measures.  Please see “Notes Regarding Non-GAAP Financial Information” for additional information regarding our use of non-GAAP financial measures and refer to Table D at the end of this release for a reconciliation of these amounts.

Conference Call Information
The Company will host a conference call on Thursday, July 30, 2020, at 9:00 a.m. EDT / 8:00 a.m. CDT to discuss these results.  The scheduled conference call will be webcast live and is accessible through our website at investor.integer.net or by dialing (833) 714-0898 (U.S.) or (778) 560-2691 (outside U.S.) and the conference ID is 1449653.  The call will be archived on the Company’s website.  An earnings call slide presentation containing supplemental information about the Company’s results will be posted to our website at investor.integer.net prior to the conference call and will be referenced during the conference call.

About Integer®
Integer Holdings Corporation (NYSE: ITGR) is one of the largest medical device outsource (MDO) manufacturers in the world serving the cardiac, neuromodulation, vascular, portable medical and orthopedics markets. The Company provides innovative, high-quality medical technologies that enhance the lives of patients worldwide. In addition, the Company develops batteries for high-end niche applications in energy, military, and environmental markets. The Company's brands include Greatbatch Medical®, Lake Region MedicalTM and Electrochem®.  Additional information is available at www.integer.net.

Contact Information
Tony Borowicz
SVP, Strategy, Business Development & Investor Relations
716.759.5809
tony.borowicz@integer.net

Notes Regarding Non-GAAP Financial Information
In addition to our results reported in accordance with generally accepted accounting principles (“GAAP”), we provide  adjusted income, adjusted diluted EPS, earnings before interest, taxes, depreciation and amortization (“EBITDA”), adjusted EBITDA, adjusted EBITDA margin, and organic change rates, all from continuing operations.  Adjusted income and adjusted diluted EPS from continuing operations consist of GAAP amounts adjusted for the following to the extent occurring during the period: (i) acquisition and integration related expenses, including fair value adjustments to contingent consideration resulting from acquisitions, (ii) amortization of intangible assets, (iii) facility consolidation, optimization, manufacturing transfer and system integration charges, (iv) asset write-down and disposition charges, (v) charges in connection with corporate realignments or a reduction in force, (vi) certain legal expenses, charges and gains, (vii) unusual or infrequently occurring items, (viii) gain (loss) on equity investments, (ix) extinguishment of debt charges, (x) the income tax provision (benefit) related to these adjustments and (xi) certain tax items that are outside the normal provision for the period.  Adjusted diluted EPS from continuing operations is calculated by dividing adjusted income from continuing operations by diluted weighted average shares outstanding.  EBITDA from continuing operations is calculated by adding back interest expense, GAAP provision (benefit) for income taxes, depreciation and amortization expense, to income from continuing operations, which is the most directly comparable GAAP measure.  Adjusted EBITDA from continuing operations consists of EBITDA from continuing operations plus GAAP stock-based compensation and the same adjustments as listed above except for items (ii), (ix), (x) and (xi).

Adjusted EBITDA margin is adjusted EBITDA as a percentage of sales, all from continuing operations. Organic sales change is reported sales growth adjusted for the impact of foreign currency and the contribution of acquisitions.  To calculate the impact of foreign currency on sales growth rates, we convert any sale made in a foreign currency by converting current period sales into prior period sales using the exchange rate in effect at that time and then compare the two, negating any effect foreign currency had on our transactional revenue, and exclude the amount of sales acquired/divested during the period from the current/previous period amounts, respectively.

Organic change rates for adjusted EBITDA from continuing operations, adjusted income from continuing operations and adjusted diluted EPS from continuing operations exclude the impact of foreign currency exchange gains and losses included in other (income) loss, net, and the contribution of acquisitions. Contribution of acquisitions represents results, based on the growth rate being presented, attributable to acquired entities for the first four full quarters plus any partial period since the entities' acquisition date.  After the completion of four full fiscal quarters, results of the acquired entity are treated as organic for current and comparable historical periods.

We believe that the presentation of adjusted income, adjusted diluted EPS, EBITDA, adjusted EBITDA, adjusted EBITDA margin, and organic change rates, all from continuing operations, provides important supplemental information to management and investors seeking to understand the financial and business trends relating to our financial condition and results of operations.  In addition to the performance measures identified above, we believe that leverage ratio provides a meaningful measure of liquidity and a useful basis for assessing our ability to fund our activities, including the financing of acquisitions and debt repayments.  We calculate leverage ratio as total principal amount of debt outstanding less cash and cash equivalents divided by trailing 4 quarters adjusted EBITDA.

Forward-Looking Statements
Some of the statements contained in this press release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements relating to the impact of the COVID-19 global pandemic; future sales, expenses, and profitability; future development and expected growth of our business and industry; our ability to execute our business model and our business strategy; having available sufficient cash and borrowing capacity to meet working capital, debt service and capital expenditure requirements for the next twelve months; and projected capital spending.  You can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or “variations” or the negative of these terms or other comparable terminology. These statements are only predictions.  Actual events or results may differ materially from those stated or implied by these forward-looking statements. In evaluating these statements and our prospects, you should carefully consider the factors set forth below.

Although it is not possible to create a comprehensive list of all factors that may cause actual results to differ from the results expressed or implied by our forward-looking statements or that may affect our future results, some of these factors include the following: the duration, scope and impact of the COVID-19 pandemic, including government, social, business and other actions taken in response to the pandemic and the effect of the pandemic on our associates, suppliers and customers as well as the global economy; our dependence upon a limited number of customers; pricing pressures that we face from customers; our ability to respond to changes in technology; the intense competition we face and our ability to successfully market our products; our ability to develop new products and expand into new geographic and product markets; our reliance on third party suppliers for raw materials, key products and subcomponents; the potential for harm to our reputation caused by quality problems related to our products; regulatory issues resulting from products complaints, recalls or regulatory audits; the potential of becoming subject to product liability claims; our ability to protect our intellectual property and proprietary rights; our significant amount of outstanding indebtedness and our ability to remain in compliance with financial and other covenants under our senior secured credit facilities; our ability to integrate acquisitions and operate acquired businesses in accordance with expectations; our dependence upon our senior management team and technical personnel; our ability to realize the benefits from cost savings and consolidation initiatives; interruptions in our manufacturing operations; our ability to comply with environmental regulations; our complex international tax profile; our dependence upon our information technology systems and our ability to prevent cyber-attacks and other failures; market, financial and other risks related to our international operations and sales; global economic factors, including currency exchange rates and interest rates; the fact that the healthcare industry is highly regulated and subject to various regulatory changes; the dependence of our energy market-related revenues on the conditions in the oil and natural gas industry; and other risks and uncertainties that arise from time to time and are described in Item 1A “Risk Factors” of our Annual Report on Form 10-K and in our other periodic filings with the SEC. Except as may be required by law, we assume no obligation to update forward-looking statements in this press release whether to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results, financial conditions or prospects, or otherwise.

Condensed Consolidated Statements of Operations - Unaudited
(in thousands except per share data)

	Three Months Ended		Six Months Ended
	July 3, 2020	June 28, 2019	July 3, 2020	June 28, 2019
Sales	$240,115	$314,194	$568,541	$628,870
Cost of sales	182,252	217,210	413,976	443,276
Gross profit	57,863	96,984	154,565	185,594
Operating expenses:
Selling, general and administrative expenses (SG&A)	33,903	33,143	70,360	68,099
Research, development and engineering costs (RD&E)	12,746	11,396	25,987	22,991
Other operating expenses (OOE)	2,029	3,108	4,957	5,998
Total operating expenses	48,678	47,647	101,304	97,088
Operating income	9,185	49,337	53,261	88,506
Interest expense, net	9,273	13,612	19,634	27,442
(Gain) loss on equity investments, net	205	1,611	(1,720)	1,652
Other income, net	(458)	(718)	(1,457)	(552)
Income from continuing operations before taxes	165	34,832	36,804	59,964
Provision (benefit) for income taxes	(224)	6,610	5,315	10,376
Income from continuing operations	$389	$28,222	$31,489	$49,588

Discontinued operations:
Income from discontinued operations before taxes	—	4,930	—	5,316
Provision for income taxes	—	95	—	178
Income from discontinued operations	$—	$4,835	$—	$5,138

Net income	$389	$33,057	$31,489	$54,726

Basic earnings per share:
Income from continuing operations	$0.01	$0.87	$0.96	$1.52
Income from discontinued operations	$—	$0.15	$—	$0.16
Basic earnings per share	$0.01	$1.01	$0.96	$1.68

Diluted earnings per share:
Income from continuing operations	$0.01	$0.85	$0.95	$1.50
Income from discontinued operations	$—	$0.15	$—	$0.16
Diluted earnings per share	$0.01	$1.00	$0.95	$1.66

Weighted average shares outstanding:
Basic	32,834	32,621	32,820	32,579
Diluted	33,129	33,009	33,123	32,995

Condensed Consolidated Balance Sheets - Unaudited
(in thousands)

	July 3, 2020	December 31, 2019
ASSETS
Current assets:
Cash and cash equivalents	$206,244	$13,535
Accounts receivable, net	147,751	191,985
Inventories	172,458	167,256
Contract assets	37,389	24,767
Prepaid expenses and other current assets	15,660	17,852
Total current assets	579,502	415,395
Property, plant and equipment, net	247,646	246,185
Goodwill	844,972	839,617
Other intangible assets, net	762,434	775,784
Deferred income taxes	5,152	4,438
Operating lease assets	47,327	42,379
Other long-term assets	36,422	29,295
Total assets	$2,523,455	$2,353,093
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$37,500	$37,500
Accounts payable	54,000	64,975
Income taxes payable	4,760	3,023
Current portion of lease liabilities	8,102	7,507
Accrued expenses and other current liabilities	49,286	66,073
Total current liabilities	153,648	179,078
Long-term debt	930,385	777,272
Deferred income taxes	187,300	187,978
Operating lease liabilities	40,552	37,114
Other long-term liabilities	30,169	19,163
Total liabilities	1,342,054	1,200,605
Stockholders’ equity:
Common stock	33	33
Additional paid-in capital	695,651	701,018
Treasury stock	(509)	(8,809)
Retained earnings	471,747	440,258
Accumulated other comprehensive income	14,479	19,988
Total stockholders’ equity	1,181,401	1,152,488
Total liabilities and stockholders’ equity	$2,523,455	$2,353,093

Condensed Consolidated Statements of Cash Flows(a) - Unaudited
(in thousands)

	Six Months Ended
	July 3, 2020	June 28, 2019
Cash flows from operating activities:
Net income	$31,489	$54,726
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	39,074	38,535
Debt related charges included in interest expense	2,045	3,676
Stock-based compensation	3,242	5,433
Non-cash charges related to customer bankruptcy	567	—
Non-cash lease expense	3,875	3,750
Non-cash (gain) loss on equity investments	(1,720)	1,652
Other non-cash gains (losses)	39	(311)
Deferred income taxes	39	(1,126)
Changes in operating assets and liabilities, net of acquisition:
Accounts receivable	44,115	(30,545)
Inventories	(5,933)	2,846
Prepaid expenses and other assets	(16,564)	(16,692)
Accounts payable	(5,854)	16,289
Accrued expenses and other liabilities	(18,195)	(8,593)
Income taxes payable	1,735	2,884
Net cash provided by operating activities	77,954	67,550
Cash flows from investing activities:
Acquisition of property, plant and equipment	(26,680)	(15,506)
Purchase of intangible asset	(4,107)	—
Proceeds from sale of property, plant and equipment	52	5
Purchase of equity investments	—	(327)
Acquisitions, net	(5,219)	—
Proceeds from sale of discontinued operations	—	4,734
Net cash used in investing activities	(35,954)	(11,094)
Cash flows from financing activities:
Principal payments of long-term debt	(18,750)	(70,750)
Proceeds from senior secured revolving line of credit	185,000	15,000
Payments of senior secured revolving line of credit	(15,000)	(10,000)
Proceeds from the exercise of stock options	2,474	1,600
Tax withholdings related to net share settlements of restricted stock unit awards	(2,779)	(2,123)
Net cash provided by (used in) financing activities	150,945	(66,273)
Effect of foreign currency exchange rates on cash and cash equivalents	(236)	170
Net increase (decrease) in cash and cash equivalents	192,709	(9,647)
Cash and cash equivalents, beginning of period	13,535	25,569
Cash and cash equivalents, end of period	$206,244	$15,922

(a) Condensed Consolidated Statements of Cash Flows - Unaudited includes cash flows related to discontinued operations.

Reconciliations of Non-GAAP Measures from Continuing Operations

Table A: Income from Continuing Operations and Diluted EPS Reconciliations
(in thousands except per share amounts)

	Three Months Ended
	July 3, 2020			June 28, 2019
	Pre-Tax	Net of Tax	Per Diluted Share	Pre-Tax	Net of Tax	Per Diluted Share
Income from continuing operations (GAAP)	$165	$389	$0.01	$34,832	$28,222	$0.85
Adjustments(a):
Amortization of intangibles	10,151	8,026	0.24	9,831	7,778	0.24
Certain legal expenses (SG&A)(b)	407	323	0.01	680	537	0.02
Other operating expenses (OOE)(c)	2,029	1,571	0.05	3,108	2,379	0.07
(Gain) loss on equity investments, net	205	162	—	1,611	1,273	0.04
Loss on extinguishment of debt	—	—	—	562	443	0.01
Customer bankruptcy(d)	18	14	—	—	—	—
Adjusted income from continuing operations (Non-GAAP)	$12,975	$10,485	$0.32	$50,624	$40,632	$1.23

Diluted weighted average shares for adjusted EPS		33,129			33,009

	Six Months Ended
	July 3, 2020			June 28, 2019
	Pre-Tax	Net of Tax	Per Diluted Share	Pre-Tax	Net of Tax	Per Diluted Share
Income from continuing operations (GAAP)	$36,804	$31,489	$0.95	$59,964	$49,588	$1.50
Adjustments(a):
Amortization of intangibles	20,595	16,280	0.49	19,685	15,574	0.47
Certain legal expenses (SG&A)(b)	1,009	798	0.02	2,076	1,640	0.05
Other operating expenses (OOE)(c)	4,957	3,872	0.12	5,998	4,596	0.14
(Gain) loss on equity investments, net	(1,720)	(1,359)	(0.04)	1,652	1,305	0.04
Loss on extinguishment of debt	—	—	—	974	769	0.02
Customer bankruptcy(d)	872	689	0.02	—	—	—
Adjusted income from continuing operations (Non-GAAP)	$62,517	$51,769	$1.56	$90,349	$73,472	$2.23

Diluted weighted average shares for adjusted EPS		33,123			32,995

(a) The difference between pre-tax and net of tax amounts is the estimated tax impact related to the respective adjustment.  Net of tax amounts are computed using a 21% U.S. tax rate, and the statutory tax rates applicable in foreign tax jurisdictions, as adjusted for the existence of net operating losses (“NOLs”).  Expenses that are not deductible for tax purposes (i.e. permanent tax differences) are added back at 100%.

(b) Expenses associated with non-ordinary course legal matters.

(c) Other operating expenses includes acquisition and integration related expenses, facility consolidation, optimization, manufacturing transfer and system integration charges, asset write-down and disposition charges, charges in connection with corporate realignments or a reduction in force, unusual or infrequently occurring items.

(d) In November 2019, one of our customers, Nuvectra Corporation, filed a voluntary Chapter 11 bankruptcy petition (the “Customer Bankruptcy”).  During the first six months of 2020, we incurred costs and recorded charges associated with the Customer Bankruptcy, primarily consisting of an $0.8 million charge in the first quarter related to inventory recorded in cost of sales in our condensed consolidated statement of operations.

Please see “Notes Regarding Non-GAAP Financial Information” for additional information regarding our use of non-GAAP financial measures.

Table B: EBITDA Reconciliations
(in thousands)

	Three Months Ended		Six Months Ended
	July 3, 2020	June 28, 2019	July 3, 2020	June 28, 2019
Income from continuing operations (GAAP)	$389	$28,222	$31,489	$49,588

Interest expense	9,273	13,612	19,634	27,442
Provision for income taxes	(224)	6,610	5,315	10,376
Depreciation	9,429	9,046	18,479	18,850
Amortization of intangibles	10,151	9,831	20,595	19,685
EBITDA from continuing operations (Non-GAAP)	29,018	67,321	95,512	125,941
Stock-based compensation (excluding OOE)	1,504	2,673	3,242	5,386
Certain legal expenses	407	680	1,009	2,076
Other operating expenses (OOE)	2,029	3,108	4,957	5,998
(Gain) loss on equity investments, net	205	1,611	(1,720)	1,652
Customer bankruptcy	18	—	872	—
Adjusted EBITDA from continuing operations (Non-GAAP)	$33,181	$75,393	$103,872	$141,053

Total Sales	$240,115	$314,194	$568,541	$628,870

Adjusted EBITDA margin	13.8%	24.0%	18.3%	22.4%

Table C: Organic Sales from Continuing Operations Growth Rate Reconciliation (% Change)

	GAAP Reported Growth	Impact of Acquisitions and Foreign Currency(a)	Non-GAAP Organic Change
QTD Change (2Q 2020 vs. 2Q 2019)
Medical Sales
Cardio & Vascular	(14.2)%	(1.0)%	(15.2)%
Cardiac & Neuromodulation	(37.4)%	—	(37.4)%
Advanced Surgical, Orthopedics & Portable Medical	(6.2)%	0.1%	(6.1)%
Total Medical Sales	(22.2)%	(0.6)%	(22.8)%
Non-Medical Sales	(47.6)%	—	(47.6)%
Total Sales	(23.6)%	(0.5)%	(24.1)%

YTD Change (6M 2020 vs. 6M 2019)
Medical Sales
Cardio & Vascular	1.8%	(0.9)%	0.9%
Cardiac & Neuromodulation	(22.4)%	—	(22.4)%
Advanced Surgical, Orthopedics & Portable Medical	(3.7)%	0.1%	(3.6)%
Total Medical Sales	(8.2)%	(0.4)%	(8.6)%
Non-Medical Sales	(37.6)%	—	(37.6)%
Total Sales	(9.6)%	(0.4)%	(10.0)%

(a) 2020 sales have been adjusted to exclude the contribution of business acquisitions and foreign currency exchange rate fluctuations.  2019 sales have been adjusted to exclude the impact of foreign currency exchange rate fluctuations.  There was no impact from business acquisitions on the 2019 periods.

Table D: Non-GAAP Organic Growth Rate Reconciliation (% Change)

	GAAP Reported Growth(a)	Impact of Non-GAAP Adjustments(b)	Impact of Acquisitions and Foreign Currency(c)	Non-GAAP Organic Change
QTD Change (2Q 2020 vs. 2Q 2019)
EBITDA from continuing operations	(56.9)%	0.9%	(0.8)%	(56.8)%
Income from continuing operations	(98.6)%	24.4%	(1.3)%	(75.5)%
Diluted EPS from continuing operations	(98.8)%	24.8%	(1.6)%	(75.6)%

YTD Change (6M 2020 vs. 6M 2019)
EBITDA from continuing operations	(24.2)%	(2.2)%	(1.3)%	(27.7)%
Income from continuing operations	(36.5)%	7.0%	(1.6)%	(31.1)%
Diluted EPS from continuing operations	(36.7)%	6.7%	(1.4)%	(31.4)%

(a) EBITDA from continuing operations is a non-GAAP financial measure.  See Table B for a reconciliation to the most comparable GAAP measure.

(b) Represents the impact to our growth rate from our Non-GAAP adjustments. See Tables A and B for further detail on these items.

(c) Represents the impact to our growth rate due to changes in foreign currency exchange rates realized in income and reported in other (income) loss, net in the consolidated statements of operations, and the adjustment to exclude the contribution of acquisitions when applicable.